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                                                                     EXHIBIT 1.1





                        4,000,000 Shares of Common Stock



                          CLARK/BARDES HOLDINGS, INC.


                             UNDERWRITING AGREEMENT


                                                            ___________, 1998


BEAR, STEARNS & CO. INC.
PIPER JAFFRAY INC.
CONNING & COMPANY
  as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Ladies and Gentlemen:

                 Clark/Bardes Holdings, Inc., a Delaware corporation (the "Company" or "CBH"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,000,000 shares (the "Firm Shares") of its common stock, par value $0.01 per share (the "Common Stock"). In addition, W. Tom Wamberg (the "Selling Stockholder") proposes to grant to the Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, an option to purchase up to an additional 600,000 shares (the "Additional Shares") of Common Stock as provided in Section 2 hereof. The Firm Shares and any

Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

                 1.       Representations and Warranties.

                          (a) The Company represents and warrants to, and
agrees with, the Underwriters that:

                          (i)  The Company has filed with the Securities and
Exchange Commission (the "Commission") a registration statement and amendments thereto, on Form S-1 (No. 333-56799), for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), and any additional registration statement increasing the size of the offering filed pursuant to Rule 462(b) of the Regulations with respect to the Shares ("Rule 462(b) Registration Statement"), is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations.

                          (ii)  At the time of the effectiveness of the
Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects




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with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this paragraph (ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. ("Bear Stearns") as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

                          (iii)  No order preventing or suspending the use of
any preliminary prospectus or suspending the effectiveness of the Registration Statement or any post effective amendment thereof has been issued by the Commission and no proceedings for that purpose have been instituted, nor are any such proceedings pending or, to the knowledge of the Company, threatened by the Commission, and no order suspending the offering of the Shares in any jurisdiction designated by you has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened, and any request of the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) has been complied with.





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                          (iv)  Ernst & Young LLP, who have certified certain
financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations. Lane Gorman Trubitt LLP and McGladrey & Pullen, LLP, who have certified certain financial statements and supporting schedules included in the Registration Statement, were independent public accountants for the period of time covered by their audit as required by the Act and the Regulations.

                          (v)  Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

                          (vi)  The Company has all requisite corporate power
and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company.

                          (vii)  The execution, delivery, and performance of
this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event





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which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such entities or their respective properties or assets may be bound, (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or the constituent documents of any of its subsidiaries or (iii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, with respect to clause (iii), such violations or conflicts that would not, individually or in the aggregate, have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                          (viii)  No consent, approval, authorization, order,
registration, filing, qualification, license or permit of or with any third party or any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contem-plated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares, approval by the National Association of Securities Dealers, Inc. ("NASD") of the underwriting arrangements and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been duly obtained and are in full force and effect and copies of which have been furnished to you or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                          (ix)  All of the outstanding shares of Common Stock
are duly and validly authorized and issued,





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are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive or similar rights. The Shares, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company had, at June 30, 1998, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                          (x)     Schedule II attached hereto sets forth a
true, complete and correct list of (i) the names of the Company's subsidiaries,
(ii) the jurisdiction of incorporation of each such subsidiary and (iii) the percentage of shares of issued capital stock of each such subsidiary owned by the Company. Except as described in the Prospectus, all of the shares of issued capital stock of each subsidiary as set forth on Schedule II hereto, are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever.

                          (xi)    All of the issued shares of capital stock of
each subsidiary of the Company have been duly and validly authorized and issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.

                          (xii)  The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not have a Material Adverse Effect. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each subsidiary of the Company is duly qualified and in good standing as a





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foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate result in a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits, including without limitation licenses from the insurance departments of the various states where the Company or the subsidiaries conduct insurance agency business (collectively "Licenses"), of and from, and have made all filings with and satisfied all eligibility and other similar requirements imposed by all federal, state, local and other governmental authorities, in each case as is required to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and each such License is in full force and effect, except to the extent that, individually or in the aggregate, the failure to obtain any such License or to keep such License in effect or to make any such declaration, registration or filing or satisfy any such requirement would not result in a Material Adverse Effect.

                          (xiii)  Except as described in the Prospectus, there
is no litigation or governmental action, suit, proceeding or investigation to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the actual knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any Material Adverse Change or which is required to be disclosed in the Registration Statement and the Prospectus. There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required by the Act and the Regulations.

                          (xiv)  Except as described in the Prospectus, there
are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.





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                          (xv)  The Company has not taken and will not take,
directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

                          (xvi)  The financial statements, including the notes
thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the respective dates indicated and the results of its operations for the respective periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein; and the other financial and statistical information and data with respect to the Company and its subsidiaries set forth in the Registration Statement have been prepared on a basis consistent with such financial statements and the books and records of the Company.

                          (xvii)  The pro forma financial statements of the
Company and its subsidiaries and the related notes thereto included in the Registration Statement present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                          (xviii)  Except as described in the Prospectus, no
holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby.





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                          (xix) Neither the Company nor any of its subsidiaries
is and, after giving effect to the offering and sale of the Shares and assuming the Company's business is conducted as described in the Prospectus, none will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940 (the "Investment Company Act").

                          (xx) Neither the Company nor any of its subsidiaries
is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of, or in violation of, any obligation, agreement, covenant or condition contained in any loan agreement, note, contract, instrument, indenture, lease, franchise, License, mortgage, permit or other agreement to which it is a party or by which it is bound or to which any of its properties are subject, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries is, and at the Closing Date and the Additional Closing Date, if any will be, in violation of any provisions of its certificate of incorporation or by-laws or other constituent documents.

                          (xxi) Neither the Company nor any of its subsidiaries
owns any real property; and any real property, buildings and personal property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use thereof made and proposed to be made by the Company and its subsidiaries.

                          (xxii)  The Company and its subsidiaries own or
possess, or can acquire on reasonable terms, adequate rights to use all patents, patent applications, trademark, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses material to the Company and its subsidiaries taken as a whole, and have not received any notice of any claim of conflict with, the rights of others in respect thereof except for such claims that would not, individually or in the aggregate, result in a Material Adverse Effect.





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
                          (xxiii) The Company and its subsidiaries have filed
all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except for those failures that would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith.

                          (xxiv) No labor dispute with the employees of the
Company or any subsidiary exists or, to the actual knowledge of the Company, is imminent that might have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

                          (xxv)  Since the date as of which information is
given in the Prospectus through the date hereof, and except as may otherwise be contemplated pursuant to the disclosure, or disclosed, in the Registration Statement, neither the Company nor any subsidiary has (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

                          (xxvi)  The Company and each of its subsidiaries
maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) access to assets is permitted only in accordance with management's general or specific authorization.

                          (xxvii)  The Common Stock has been approved for
quotation, subject only to official notice of issuance, on the Nasdaq National Market under the symbol "CLKB."

                 (b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:





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                          (i)     The Selling Stockholder has entered into an
agreement (the "Lock-up Letter") to the effect that the Selling Stockholder will not, directly or indirectly, without the prior written consent of Bear Stearns, offer, sell, offer or agree to sell, grant any option for the sale of or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock, for a period of 180 days after the date of the Prospectus except for any such offers, sales, grants of options or other disposition referenced in or contemplated by the Prospectus. Certificates in negotiable form representing all of the Additional Shares to be sold by the Selling Stockholder hereunder will be delivered to you in accordance with the instructions to be provided by you in accordance with Section 2(c) of this Agreement.

                          (ii)  The Selling Stockholder has, and on the
Additional Closing Date hereinafter mentioned with respect to the Additional Shares to be sold by the Selling Stockholder, will have valid and unencumbered title to the Additional Shares to be sold by the Selling Stockholder; the Selling Stockholder has full right, power and authority to enter into this Agreement and the Lock-up Letter and to sell, assign, transfer and deliver the Additional Shares to be sold by the Selling Stockholder hereunder; and upon the delivery of and payment for such Additional Shares to be sold by the Selling Stockholder hereunder, the Underwriters will acquire valid and unencumbered title to such Additional Shares purchased by them from the Selling Stockholder hereunder.

                          (iii)  To the extent that any statements or omissions
made in the Registration Statement, the Prospectus or any amendment or supplement thereto and any related preliminary prospectus filed with the Commission (whether filed as part of the Registration Statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and any amendment thereof or supplement thereto, are made in reliance upon and in conformity with information furnished to the Company by the Selling Stockholder expressly for use therein and any information relating to the Selling Stockholder contained therein, at the time of the effectiveness of the Registration Statement or the





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
effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any, the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading.

                          (iv)  The Selling Stockholder has not taken and will
not take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Additional Shares.

                          (v)  No consent, approval, authorization or order of,
or filing with, any governmental agency or body or any court is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Additional Shares to be sold by the Selling Stockholder, except the registration under the Act of the Shares, approval by NASD of the underwriting arrangements and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been duly obtained and are in full force and effect and copies of which have been furnished to you or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Additional Shares by the Underwriters.

                          (vi)  The execution, delivery and performance of this
Agreement and the Lock-up Letter and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms





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or provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of his properties or (B) any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject.

                          (vii)  The Selling Stockholder agrees that the
Additional Shares to be sold by the Selling Stockholder are subject to the interests of the Underwriters hereunder; it is intended by the Selling Stockholder that (A) the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of the Selling Stockholder or by the occurrence of any other event; and (B) if the Selling Stockholder should die or become incapacitated, or if any other such event should occur, before the delivery of the Additional Shares hereunder, certificates representing the Additional Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.


                 2.  Purchase, Sale and Delivery of the Shares.

                          (a)  On the basis of the representations, warranties,
covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

                          (b)  Payment of the purchase price for, and delivery
of certificates for, the Shares shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the





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
provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

                          (c)  In addition, the Selling Stockholder hereby
grants to the Underwriters the option to purchase up to 600,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares to be delivered at the Additional Closing Date shall be registered in such name or names and in such authorized denominations as you may





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
request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

                 The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

                 Payment for the Additional Shares being purchased shall be made by wire transfer in same day funds, against delivery of the certificates for the Additional Shares being purchased to you for the respective accounts of the Underwriters, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, or such other location as may be mutually acceptable.


                 3. Offering. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.


                 4. Covenants of the Company. The Company, and, with respect to subsections (g) and (j), the Selling Stockholder, severally and not jointly, each covenant and agree with the Underwriters that:

                          (a)  If the Registration Statement has not yet been
declared effective, the Company will use its reasonable best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

                          The Company will notify you immediately (and, if
requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information,
(iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor,
(v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b)or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

                          (b)  If at any time when a prospectus relating to the
Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

                          (c)  The Company will promptly deliver to you three
signed copies of the Registration Statement, including exhibits and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request.

                          (d)  The Company will endeavor in good faith, in
cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                          (e)  The Company will make generally available
(within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

                          (f)  If the Company elects to rely on Rule 462(b) of
the Regulations, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., New York time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Regulations.

                          (g)  During the period of 180 days from the date of
the Prospectus, the Company will not, without the prior written consent of Bear Stearns, on behalf of the Underwriters, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose (or announce any issuance, offer, sale, grant of an option to sell or other disposition) of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company will obtain the undertaking of each of its officers and directors and all of its stockholders not to engage in any of the aforementioned transactions on their own behalf, other than (i) the Company's sale of Firm Shares hereunder, (ii) the Company's grant of stock options under the Company's Stock Option Plan, as amended, (iii) the Company's issuance of Common Stock upon the exercise of presently outstanding stock options, (iv) the conversion of the Company's subsidiary's 8.5% Convertible Subordinated Notes due September 2007 into 813,559 shares of Common Stock and (v) the Selling Stockholder's sale of the Additional Shares, if any, hereunder and the other transfers of shares of Common Stock and grants of options of Common Stock by the Selling Stockholder and/or The Wamberg Organization referenced in or contemplated by the Prospectus.

                          (h)  During a period of three years from the
effective date of the Registration Statement, the Company will furnish to you copies of (i) all reports to its stockholders; and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange.

                          (i)  The Company will apply the proceeds from the
sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

                          (j)  The Company will not (and will cause its
subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares.

                          (k)  The Company will use its reasonable best efforts
to cause the Shares to be listed for quotation on the Nasdaq National Market under the symbol "CLKB."

                          (l)  The Company will file with the Commission such
reports as may be required pursuant to Rule 463 of the Regulations.


                 5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto, any Rule 462(b) Registration Statement (including, without limitation, fees and expenses of the Company's accountants and counsel) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) the approval of the Shares for quotation on the Nasdaq National Market under the symbol "CLKB,"(v) filing fees of the Commission and the NASD, (vi) the cost of printing certificates representing the Shares and (vii) the cost and charges of any transfer agent or registrar. The Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder's obligations hereunder other than any costs or expenses otherwise provided to be paid for in this Section by the Company or the Underwriters, including (i) any fees and expenses of counsel for the Selling Stockholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. It is understood that, except as provided in this Section, and Sections 7(a), 7(b) and 11(d) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.


                 6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Skadden, Arps, Slate, Meagher & Flom LLP ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company and the Selling Stockholder of their obligations hereunder, and to the following additional conditions:

                          (a)  The Registration Statement shall have become
effective not later than 5:30 p.m., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

                          (b)  At the Closing Date you shall have received the
opinion of Akin, Gump, Strauss, Hauer & Feld L.L.P., counsel for the Company, dated the Closing

Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                          (i)    The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                          (ii)   The Company had at June 30, 1998, authorized
and outstanding capital stock as set forth in the Prospectus. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights arising pursuant to
(i) the certificate of incorporation or by-laws of the Company and (ii) the Delaware General Corporation Law (the "DGCL"). The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Prospectus.

                          (iii)  The Shares to be sold under this Agreement to
the Underwriters have been approved for quotation, subject to official notice of issuance, on the Nasdaq National Market under the symbol "CLKB."

                          (iv)   This Agreement has been duly and validly
authorized, executed and delivered by the Company.

                          (v)    The execution, delivery, and performance of
this Agreement by the Company do not and will not (A) to the knowledge of such counsel conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument listed as an Exhibit to the Registration Statement, or (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or the constituent documents of any of its subsidiaries, or, (C) to the knowledge of such counsel violate or conflict with any Applicable Laws (as hereinafter defined), except with respect to clauses (A) and (C), such conflicts, breaches, defaults, liens, charges, encumbrances or violations that would not, individually or in the aggregate, have a Material Adverse Effect and except that such counsel shall express no opinion with respect to breaches or violations of or defaults under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of any party. The term "Applicable Laws" means those statutes, judgments, rules, regulations, orders or decrees of any Governmental Authority (as hereinafter defined) of the State of Delaware, the State of Texas or of the United States of America applicable to offerings of the type contemplated by this Agreement (other than securities and anti-fraud laws); provided that, with respect to the State of Delaware such counsel's opinion shall be limited to matters under the DGCL.

                          (vi)   To such counsel's knowledge, no consent,
approval, authorization or order of any Governmental Authority (as hereinafter defined) is required for the execution and delivery of this Agreement or the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares, approval by the NASD of the underwriting arrangements and such consents, approvals, authorizations and orders as have been duly obtained and are in full force and effect and copies of which have been furnished to the Underwriters or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion); provided, however, that the foregoing opinion with respect to Governmental Authorities is limited to such consents, approvals, authorizations and orders which are required under Applicable Laws. The term "Governmental Authority" means any governmental, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of Texas or the United States of America; provided, that, with respect to the State of Delaware, such opinion shall be limited to matters under the DGCL.

                          (vii)  The Registration Statement and the Prospectus
and any amendments thereof or supplements thereto (other than the financial statements and notes thereto and schedules and other financial and statistical data included, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

                          (viii) The Registration Statement has been declared
effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued by the Commission nor has any proceeding for that purpose been instituted or threatened by the Commission; any required filing of a registration statement pursuant to Rule 462(b) of the Regulations has been made in the manner and within the time period required by Rule 462(b); and all filings required by Rule 424(b) of the Regulations have been made in the manner and within the time period required by Rule 424.

                          (ix)   The Company is not subject to registration and
regulation as an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

                          (x)    The statements set forth in the Prospectus
under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Common Stock, under the captions "Risk Factors--Anti-Takeover Considerations," "The Reorganization" (insofar as it describes the Merger (as defined herein)), "Management--Stock Option Plan" and "--Employee Stock Purchase Plan" insofar as they purport to describe certain provisions of the laws and documents referred to therein, are correct in all material respects.

                          (xi)   To the knowledge of such counsel, there are no
contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required by the Act and the Regulations.

                          (xii)  The two step merger of Clark/Bardes, Inc. a
Texas corporation (the "Predecessor Company") into Clark/Bardes, Inc. a Delaware corporation (the "Merger") should qualify as a "reorganization" under section 368(a) of the Code. Accordingly, CBH, Clark/Bardes or the Predecessor Company should generally recognize no gain for federal income tax purposes pursuant to the Merger.

                          (xiii) In addition, such opinion shall also contain
a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, the Underwriters, counsel for the Selling Stockholder and counsel for the Underwriters at which the contents and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof (except as set forth in clause (x) above), on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that either the Registration Statement at the time it became effective, or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and notes thereto, pro forma financial information and schedules and other financial or statistical data included or incorporated by reference therein).

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon. The opinion of such counsel may make such assumptions, qualifications, exceptions and limitations applicable to such opinions as are reasonably acceptable to Underwriters' Counsel.

                          (c)  At the Closing Date you shall have received the
opinion of Keith Staudt, General Counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

                          (i)    The Company is duly qualified and in good
standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate result in a Material Adverse Effect. Each subsidiary of the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate result in a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite power and authority and all necessary consents, approvals, authorizations, orders, registrations, qualifications and

Licenses, of and from, and have made all filings with and satisfied all eligibility and other similar requirements imposed by all federal, state, local and other governmental authorities, in each case as is required to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and, to such counsel's knowledge, each such License is in full force and effect, except to the extent that, individually or in the aggregate, the failure to obtain any such License or to keep such License in effect or to make any such declaration, registration or filing or satisfy any such requirement would not result in a Material Adverse Effect on the Company's authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

                          (ii)   All of the outstanding shares of Common Stock
are duly and validly authorized and issued, are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive or similar rights arising pursuant to (i) the certificate of incorporation or by-laws of the Company, (ii) the laws of the State of Delaware or (iii), to the knowledge of such counsel, any contract or agreement entitling any person to acquire Common Stock upon the issuance of the Shares. All of the issued shares of capital stock of each subsidiary of the Company which is a corporation have been duly and validly authorized and issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights arising pursuant to (i) the certificate of incorporation or by-laws of the Company, (ii) the laws of the State of Delaware or (iii), to the knowledge of such counsel, any contract or agreement entitling any person to acquire Common Stock upon the issuance of the Shares. Except as described in the Prospectus, all of the shares of issued capital stock of each subsidiary of the Company as set forth on Schedule II hereto, are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, stockholders' agreement, voting trust or other defect of title whatsoever.

                          (iii)  To such counsel's knowledge, there is no
litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Prospectus which has not been properly disclosed therein.

                          (iv)   The execution, delivery, and performance of
this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not, to such counsel's knowledge, conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such entities or their respective properties or assets may be bound (other than contracts or agreements listed as Exhibits to the Registration Statement, as to which such counsel need not opine).

                          (v)    To the knowledge of such counsel, neither the
Company nor any of its subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of, or in violation of, any obligation, agreement, covenant or condition contained in any loan agreement, note, contract, instrument, indenture, lease, franchise, License, mortgage, permit or other agreement to which it is a party or by which it is bound or to which any of its properties are subject, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

                          (vi)   To the knowledge of such counsel, neither the
Company nor any of its subsidiaries is, and at the Closing Date and the Additional Closing Date, if any, will be, in violation of any provisions of its certificate of incorporation or by-laws or other constituent documents.

                          (vii)  The statements set forth in the Prospectus
under the captions "Risk Factors--Federal Tax Legislation," "--Prior Subchapter S Status," "--Government Regulation," "The Reorganization," "Business--Government Regulation," "--Ancillary Business Arrangements" and "Certain Relationships and Related Transactions" insofar as they purport to describe certain provisions of the existing laws and documents referred to therein, are correct in all material respects.

                          (viii) In addition, such opinion shall also contain
a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company, the Underwriters, counsel for the Selling Stockholder and counsel for the Underwriters at which the contents and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have not made any independent check or verification thereof (except as set forth in clause (vii) above), on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that either the Registration Statement at the time it became effective, or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and notes thereto, pro forma financial information and schedules and other financial or statistical data included or incorporated by reference therein).

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon. The opinion of such counsel may make such assumptions, qualifications, exceptions and limitations applicable to such opinions as are reasonably acceptable to Underwriters' Counsel.

                          (d)  At the Additional Closing Date you shall have
received the opinion of Vedder, Price, Kaufman & Kammholz, counsel to the Selling Stockholder, to the effect that:

                          (i)     The Selling Stockholder is the record owner
and to the best of such counsel's knowledge the beneficial owner of the Additional Shares to be sold by the Selling Stockholder. At the Additional Closing Date the Selling Stockholder had full right, power and authority to enter into this Agreement and the Lock-up Letter; and upon payment for the Additional Shares to be sold by the Selling Stockholder, and delivery of certificates evidencing such Additional Shares, in accordance with the terms of this Agreement, and assuming the Underwriters have no notice of an adverse claim and purchase the Additional Shares in good faith, the Underwriters will have acquired good and marketable title to the Additional Shares purchased by them from the Selling Stockholder free and clear of all liens, pledges, encumbrances or rights of third parties.

                          (ii)    No consent, approval, authorization, order,
registration, filing, qualification, license or permit of or with any third party or any court or any public, governmental or regulatory agency or body having jurisdiction over the Selling Stockholder or any of his respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Additional Shares to be issued, sold and delivered by the Selling Stockholder hereunder, except the registration under the Act of the Additional Shares, approval by the National Association of Securities Dealers, Inc. ("NASD") of the underwriting arrangements and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been duly obtained and are in full force and effect and copies of which have been furnished to you or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Additional Shares by the Underwriters.

                           (iii)  The execution, delivery and performance of
this Agreement and the Lock-up Letter and the consummation of the transactions herein contemplated will not (A) violate any applicable statute, rule, regulation or any order known to us, of any governmental agency or body or any court of the State of Illinois or the United States of America having jurisdiction over the Selling Stockholder or any of his properties, or (B) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument filed as an exhibit to the Registration Statement to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, provided that such counsel may state that they are expressing no opinion in this clause (A) with respect to the state securities or blue sky laws.

                          (iv)    Each of this Agreement and the Lock-up Letter
has been duly executed and delivered by the Selling Stockholder.

                          (e)  All proceedings taken in connection with the
sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the

Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                          (f)  At such Closing Date you shall have received a
certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated such Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of such Closing Date the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of such Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, except in each case as described in or contemplated by the Prospectus.

                          (g)   At the Additional Closing Date, you shall have
received a certificate executed by the Selling Stockholder, dated the Additional Closing Date, to the effect that (i) as of the Additional Closing Date, the representations and warranties of the Selling Stockholder set forth in Section 1(b) hereof are accurate and (ii) as of the Additional Closing Date, the obligations of the Selling Stockholder to be performed hereunder on or prior thereto have been duly performed.

                          (h)  At the time this Agreement is executed and at
the Closing Date, you shall have received a letter, from Ernst & Young LLP, dated as of the date of this Agreement and as of the Closing Date, respectively, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Regulations and stating that the information required by Item 509 of Regulation S-K ("Regulation S-K") is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act; (iii) they consent to the use of their report concerning the financial statements in the Prospectus and to all references to such accountants therein, including their designation as experts under the caption "Experts" therein;
(iv) on the basis of their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and boards of directors of the Company and its subsidiaries and the committees of such boards subsequent to the date of the most recent audited consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and the Prospectus, inquiries of officers and other employees of the Company and its subsidiaries who have responsibility for financial and accounting matters of the Company and its subsidiaries with respect to transactions and events subsequent to the date of the most recent audited consolidated balance sheet of the Company and its subsidiaries included in the Registration Statement and the Prospectus and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or that such unaudited financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to the date of the most recent balance sheet of the Company included in the Registration Statement and the Prospectus there were, as of the date of the most recent available monthly financial statements of the Company and its subsidiaries, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or any increase in long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or
(C) that during the period from the date following the date of the most recent balance sheet of the Company included in the Registration Statement and the Prospectus to the date of the most recent available monthly financial statements of the Company and its subsidiaries, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                          (i)  At the time this Agreement is executed and at
the Closing Date, you shall have received a letter, from Lane Gorman Trubitt LLP, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they were for the period of time covered by their audit independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the Regulations and stating that the information required by Item 509 of Regulation S-K is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act; and
(iii) they consent to the use of their report concerning the financial statements in the Prospectus and to all references to such accountants therein, including their designation as experts under the caption "Experts" therein.

                          (j)  At the time this Agreement is executed and at
the Closing Date, you shall have received a letter, from McGladrey & Pullen, LLP, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they were for the period of time covered by their audit independent certified public accountants with respect to Business Compensation Strategies Group ("BCS") and its subsidiaries within the meaning of the Act and the Regulations and stating that the information required by Item 509 of Regulation S-K is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of BCS included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act; (iii) they consent to the use of their report concerning the financial statements in the Prospectus and to all references to such accountants therein, including their designation as experts under the caption "Experts" therein; (iv) on the basis of their limited review in accordance with standards established by the American Institute of Certified Public Accountants of any interim unaudited financial statements of BCS, nothing has come to their attention that would cause them to believe that the unaudited financial statements and schedules of BCS presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or that such unaudited financial statements are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and (v) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to BCS and its subsidiaries set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of BCS and its subsidiaries or from schedules furnished by BCS, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

                          (k)  Prior to the Closing Date the Company and the
Selling Stockholder shall have furnished to you such further information, certificates and documents as you may reasonably request.

                          (l)  You shall have received from each stockholder
and each person who is a director or officer of the Company an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Bear Stearns, on behalf of the Underwriters, offer, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of Common Stock) for a period of 180 days after the date of the Prospectus, other than, in the case of the Selling Stockholder, the sale of the Additional Shares.

                          (m)  At the Closing Date, the Shares shall have been
approved for quotation on the Nasdaq National Market under the symbol "CLKB" upon notice of issuance.

                          (n) The Selling Stockholder shall have delivered to
you on or prior to the Additional Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations).

                 If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.


                 7.  Indemnification.

                          (a)  The Company agrees to indemnify and hold
harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein; provided further, that with respect to any preliminary prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling such Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares that are the subject thereof from such Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to the written confirmation of the sale of such Shares to such person in any case where sending or giving a copy of the Prospectus is required by the Act and the untrue statement or omission contained in such preliminary prospectus was corrected in the Prospectus and if the Company shall have fully complied in all material respects with Sections 4(a) through 4(c) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                          (b)  The Selling Stockholder agrees to indemnify and
hold harmless each Underwriter, the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to or provided to the Company by the Selling Stockholder expressly for use therein. Notwithstanding the foregoing provisions of this subsection 7(c), any Selling Stockholder's aggregate liability under this subsection 7(c) shall be limited to an amount equal to the product of the number of Additional Shares sold by the Selling Stockholder pursuant to this Agreement, if any, and the initial public offering price of the Shares as set forth in the Prospectus. This indemnity will be in addition to any liability which the Selling Stockholder may otherwise have including under this Agreement.

                          (c)  Each Underwriter severally, and not jointly,
agrees to indemnify and hold harmless the Company, the Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Bear Stearns expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company and the Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page, in the stabilization legend on the inside cover page and in the third and seventh paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Company in writing by or on behalf of any Underwriter through Bear, Stearns expressly for use in the Registration Statement relating to the Shares as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

                          (d)  Promptly after receipt by an indemnified party
under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation, unless the indemnifying party does not so assume the defense thereof if given the opportunity to do so. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to any litigation, pending or threatened, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the indemnified party of such indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                 8.  Contribution.

                 (a) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Selling Stockholder and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Selling Stockholder any contribution received by the Company or the Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholder and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, (y) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Selling Stockholder and (z) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholder and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The Company and the Selling Stockholder shall be severally and not jointly liable for the amounts to be contributed by any of them pursuant to the provisions of this Section 8. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (ii) in no case shall the Selling Stockholder be liable or responsible for any amount in excess of an amount equal to the product of the number of Additional Shares sold by the Selling Stockholder pursuant to this Agreement, if any, and the initial public offering price of the Shares as set forth in the Prospectus and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (iii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

                 (b) The obligations of the Company and the Selling Stockholder provided for in Section 7 and Section 8 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters provided for in Section 7 and Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the such terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.


                 9.  Default by an Underwriter.

                          (a) If any Underwriter or Underwriters shall default
in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, as the case may be, which all Underwriters have agreed to purchase hereunder, then such Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in
Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

                          (b) In the event that such default relates to more
than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Selling Stockholder to sell the Additional Shares, shall thereupon terminate, without liability on the part of the Company or the Selling Stockholder with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters, the Company and the Selling Stockholder for damages occasioned by its or their default hereunder.

                          (c)  In the event that the Firm Shares or Additional
Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company or the Selling Stockholder (in the case of the Additional Shares) shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the reasonable opinion of Underwriters'

Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares or Additional Shares.


                 10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholder contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Selling Stockholder, the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.


                 11.  Effective Date of Agreement; Termination.

                          (a)  This Agreement shall become effective, upon the
later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 p.m., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholder or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you and the Selling Stockholder or by you notifying the Company and the Selling Stockholder. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

                          (b)  You shall have the right to terminate this
Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or (ii) if trading on the New York Stock Exchange or the Nasdaq National Market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq National Market by the New York Stock Exchange or Nasdaq National Market or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

                          (c) Any notice of termination pursuant to this
Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                          (d) If this Agreement shall be terminated pursuant
to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.


                 12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and , if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, N.Y. 10167, Attention:_____________; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, Clark/Bardes Holdings, Inc. 2121 San Jacinto Street, Suite 2200, Dallas, Texas 75201-7906, Attention: Melvin Todd; if sent to the Selling Stockholder, shall be mailed, delivered, or telegraphed and confirmed in writing to W. Tom Wamberg, Clark/Bardes, Inc., 102 S. Wynstone Park Dr., Suite 200, North Barrington, Illinois 60010, with a copy to: Stanley B. Block, Esq., Vedder, Price, Kaufman & Kammholz, 222 N. LaSalle Street, Chicago, Illinois 60601.


                 13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Selling Stockholder and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.


                 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                 15. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.


                 16. Authority. The Representatives represent and warrant that they have been authorized by the several Underwriters to execute and deliver this Agreement on their behalf and to act for them in the manner provided by this agreement.

                 If the foregoing correctly sets forth the understanding among you, the Company and the Selling Stockholder, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                           Very truly yours,

                                           Clark/Bardes Holdings, Inc.


                                           By
                                              ------------------------------
                                                   Name:
                                                   Title:



                                              ------------------------------
                                                   W. Tom Wamberg, in his
                                                   individual capacity


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
CONNING & COMPANY
PIPER JAFFRAY INC.

By:      BEAR, STEARNS & CO. INC.


By
  ---------------------------------------
         Name:
         Title:

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                                                                    Maximum Number of
                                  Number of Firm                    Additional Shares
Name of Underwriter               Shares to be Purchased            to be Purchased
-------------------               ----------------------            ---------------


Bear, Stearns & Co. Inc.

Piper Jaffray Inc.

Conning & Company





                Total. . . . . .
                                   --------------                   ----------------
                                   --------------                   ----------------

                                  SCHEDULE II

[List of subsidiaries of the Company, together with ownership percentages]


                 Name                                      % Ownership
                 ----                                      -----------


Clark/Bardes, Inc., a Delaware corporation                    100%
